                                                              Exhibit 1.(A) 6(a)



                              Charter and Bylaws

                              of

                              Metropolitan LIfe
                              Insurance Company

                              (Incorporated by the State of New York}







                              Effective
                              April 26, 1990

                               TABLE OF CONTENTS


                                    Charter

Article I       Corporate Name.......................   5

Article II      Place of Business....................   6

Article III     Business of the Corporation..........   6

Article IV      Corporate Powers.....................   7

Article V       Election of Directors................   8

Article VI      Liability of Directors...............   9

Article VII     Mutual Company.......................  10

Article VIII    Duration.............................  10




                                               (Continued)

Table of Contents
-------------------------------------------------------------

                                    Bylaws

Article I Board of Directors...................................         11

  Section 1.1   Regular Board Meetings.........................         11
  Section 1.2   Special Board Meetings, Waiver of Notice.......         12
  Section 1.3   Participation by Telephone.....................         12
  Section 1.4   Action Without a Meeting.......................         13
  Section 1.5   Number, Quorum and Adjournments................         13
  Section 1.6   Presiding Officer..............................         14
  Section 1.7   Secretary to the Board.........................         14
  Section 1.8   Board Vacancies................................         14
  Section 1.9   Nominations....................................         14

Article II Committees..........................................         14

  Section 2.1   Standing Committees............................         14
  Section 2.2   Designation of Members and
                Chairmen of Standing Committees................         15
  Section 2.3   Notices of Times of Meetings of
                Standing Committee and Presiding Officers......         16
  Section 2.4   Quorum.........................................         16
  Section 2.5   Standing Committee Minutes.....................         17

                                                               Table of Contents
--------------------------------------------------------------------------------
  Section 2.6   Executive and Dividend Policy Committee..........       17
  Section 2.7   Investment Committee.............................       17
  Section 2.8   Nominating and Compensation Committee............       18
  Section 2.9   Audit Committee..................................       18
  Section 2.10  Corporate Social Responsibility Committee........       19
  Section 2.11  Special Committees...............................       19

Article III Officers.............................................       19

  Section 3.1   Chief Executive Officer..........................       19
  Section 3.2   President and Other Officers.....................       20

Article IV Execution of Papers...................................       21

  Section 4.1   Instruments......................................       21
  Section 4.2   Disposition of Funds.............................       21
  Section 4.3   Policies.........................................       21
  Section 4.4   Facsimile Signatures.............................       22

Article V General................................................       22

  Section 5.1   Indemnification of Directors and Officers........       22

Article VI Amendment of Bylaws...................................       23

  Section 6.1   Amendments.......................................       23

Charter
of
Metropolitan Life
Insurance Company


This is to certify that Metropolitan Life Insurance
Company, a corporation duly organized and existing under and by virtue of the laws of the State of New
York, does hereby amend its charter pursuant to Sec-tions 1206 and 1208 of the Insurance Law of the State of New York, so as to continue to be a corporation of said State for the purposes named in its existing charter and in its charter as hereby amended, and that its charter as so amended is as follows:

Article I

The name of the corporation shall continue to be                Corporate
"Metropolitan Life Insurance Company."  The corpo-              Name
ration may use, in the transaction of any or all of its business and affairs in Canada, including the exercise of any or all of its rights, such name or such name expressed in the French language. Such name when

              6                                                          Charter
              ------------------------------------------------------------------

              so expressed shall be "La Metropolitine compagne d'assurance vie."

              Article II

Place of      The corporation shall be located and have its principal place of
Business      business in the Borough of Manhattan, The City of New York, in the
              State of New York.

              Article III

Business of   The business of the corporation and the kinds of insurance to be
        the   undertaken by it are to make insurance upon the lives and the
Corporation   health of persons, and every insurance appertaining thereto, and to grant, purchase or dispose of annuities; and to make insurance against injury, disablement or death resulting from traveling or general accident, and against disablement resulting from sickness, and every insurance appertaining thereto, as heretofore authorized by and under its charter, and such business and kinds of insurance as may be authorized by and under paragraphs 1,2 and 3 of Section
              1113(a) of the Insurance Law of the State of New York, together with such reinsurance business (in addition to reinsurance of the kinds of insurance business hereinabove stated) as may be permitted to the corporation by Section 1114 of said Law, and together with any other kind or kinds of business to the extent reasonably ancillary or necessarily or property incidental to the kinds of insurance business which the corporation is so authorized to do.

Charter                                            7
----------------------------------------------------

The corporation shall also have the general rights, powers and privileges now or hereafter granted by the Insurance Law of the State of New York or any other law to mutual life insurance companies having power to do the kinds of business hereinabove referred to and any and all other rights powers and privileges of a corporation as the same may now or thereafter be declared by applicable law.

Article IV

Section 1.  The corporate powers of the corporation             Corporate
shall be exercised by a Board of Directors, by com-             Powers
mittees thereof any by such officers and agents as the Board of Directors or such committees may empower.

Section 2.  The Board of Directors shall consist of
not less than thirteen Directors nor more than thirty
Directors as may be determined by the Board of Directors by resolution adopted by a majority of the then authorized number of directors and shall include not less than two of the principal officers of the corporation.

Section 3.  The Board of Directors shall have power
to make and prescribe such bylaws rules and regu-lations for the transaction of the business of the corporation and the conduct of its affairs not in-consistent with the laws of the State of New York or this charter, as may be deemed expedient, and to amend or repeal such bylaws, rules and regulations.

                8                                             Charter
                -----------------------------------------------------
                Section 4.  The Board of Directors shall have power
                to declare, by bylaw, what number of Directors, not less than one-third of the authorized number of Directors, shall constitute a quorum for the transaction of business.

                Article V

Election of     Section 1.  The Directors of the corporation shall be
  Directors     elected by the policyholders as prescribed by law,
                voting by ballot alone and not by proxy. The officers of the corporation shall be elected or appointed by the Board of Directors.

                Section 2. An annual election of Directors shall be held on the second Tuesday of April in each year at the Home
                Office of the corporation, in the Borough of Manhattan, in The City of New York, in the manner prescribed by law. The Directors shall be divided into three classes, as nearly equal in number as may be, so that each class shall be elected for terms of three years and the terms of office of only one class shall expire at each annual election of Directors and as the respective terms of office of Directors shall expire, their successors shall be elected for terms of three years, except as otherwise contemplated by this Section 2. Any newly created directorships or any decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as may be. Whenever the number of Directors is increased by the

Charter                                                9
--------------------------------------------------------

Board of Directors and any vacancies resulting from the newly created directorships are filled by the Board of Directors, there shall not be any classification of the additional Directors until the next annual election of Directors.

Section 3.  Vacancies in the Board of Directors,
including vacancies resulting from any increase in the authorized number of Directors, may be filled by the Board of Directors.

Article VI

No Director shall be personally liable to the corpora-          Liability of
ton or any of its policyholders for damages for any             Directors
breach of duty as a Director; provided, however, that the foregoing provision shall not eliminate or limit:

(i) the liability of a Director if a judgment or other final adjudication adverse to the Director establishes that the Director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or establishes that the Director's acts or omissions were in bad faith or involved intentional misconduct or were acts or omissions (a) which the Director knew or reasonably should have known violated the New York Insurance Law or (b) which violated a specific standard of care imposed on Directors directly, and not by reference, by a provision of the New York Insurance Law (or any regulations promul-

                10                                        Charter
                -------------------------------------------------

                     gated thereunder), or (c) which constitued a knowing violation of any other law; or

                (ii) the liability of a Director for any act or
                     omission prior to the adoption of this
                     Article VI by the corporation.

                Article VII

  Mutual        The corporation shall continue to be a mutual
 Company        company wihtout capital stock.

                Article VIII

Duration        The duration of the corporation shall be perpetual.

Bylaws
of
Metropolitan Life
Insurance Company

Article I

Board of Directors

Section 1.1  Regular meetings of the Board for the              Regular Board
transaction of any business shall be held at the Home           Meetings
Office of the Company at 1:30 p.m. on the fourth
Tuesday of each month unless another place or time is fixed in any written notice of any such regular meet-ing given in the manner required by Section 1.2 of these Bylaws for a special meeting. Except as otherwise required by law or these Bylaws, notice of regular meetings need not be given. The first regular meeting of the Board following the second Tuesday of April of each year and any adjournment or adjournments of such; meeting shall be known as the Annual Organization
Meting. The Board may cancel any regular meeting of the Board, other then the Annual Organization Meeting provided, however, that the number of regular meetings of the Board held in each calendar year shall not be less than the number required by law.

                12                                            Bylaws
                -----------------------------------------------------

Special Board   Section 1.2 Special meetings of the Board shall be
     Meetings   held whenever called by the chief executive officer
    Waiver of   or by any three directors.  Notice of each such
       Notice   special meeting shall be mailed to each director at
                such director's residence or usual place of business or other address filed with the Secretary to the Board for such purpose, or shall be sent to such director by any form of telecommunication, or be delivered or given to such director personally or by telephone, not later than the second day preceding the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Every such notice shall state the time and place but, except as otherwise required by law or these Bylaws, need not state the purpose of the meeting.

Participation   Section 1.3 Any one or more members of the Board
 by Telephone   or any committee thereof may participate in any meet-
                ing of the Board or such committee by means of a conference telephone or similar communications equipt-ment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board or such committee for quorum and voting purposes.

             Bylaws                                            13
             ----------------------------------------------------

             Section 1.4 If in the opinion of the chief executive    Action
             officer an emergency exists requiring the immediate     Without a
             taking of any action which is required or permitted to Meeting be taken by the Board or any committee thereof, such action may be taken without a meeting if all members of the Board or such committee consent in writing to the adoption of a resolution authorizing the action.
             The resolution and the written consents thereto by the members of the Board of such committee shall be filed with the minutes of the proceedings of the Board or committee.

             Section 1.5 The authorized number of directors of      Number,
             the Company shall be such number, not less than thir-  Quorum and
             teen nor more than thirty, as may be determined by a   Adjournments
             majority of the authorized number of directors imme-diately prior to any such determination. One-third of the authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law or these Bylaws, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. A majority of the directors present, whether or not a quorum shall be present, may adjourn any meeting. Notice of the time and place of an adjourned meeting of the Board shall be given if and as determined by a majority of the directors present at the time of the adjournment.

              14                                        Bylaws
              ------------------------------------------------

   Presiding  Section 1.6  The Board shall determine who among
     Officer the officer directors, and in what order, shall preside at meetings of the Board. In the event of the absence or disability of all such officer directors, the Board shall select one of its members present to preside.

Secretary to  Section 1.7  The chief executive officer shall the Board  designate an officer of the Company to keep the minutes of the meeting of the Board and to act as Secretary to the Board.

       Board Section 1.8 Any vacancy in the Board, including Vacancies any vacancy resulting from an increase in the authorized number of directors, may be filled, until the next annual election of directors, at any regular or special meeting of the Board by the favorable vote of a majority of the remaining directors.

Nominations   Section 1.9  The nominees on the administration
              ticket required by law for the annual election of directors shall be nominated by the Board at any regular or special meeting.

              Article II

              Committees

   Standing   Section 2.1  The Board shall have the following
  Committee   standing committees, each consisting of not less
              than three directors as shall be determined by the Board:

           Bylaws                                            15
           ----------------------------------------------------

             Executive and Dividend Policy Committee
             Investment Committee
             Nominating and Compensation Committee
             Audit Committee
             Corporate Social Responsibility Committee

           No member of the Audit Committee or the Nominating and Compensation Committee may be an officer director and the number of officer directors on any other committee shall be less than a quorum of such committee.

           Section 2.2  At the Annual Organization Meeting each  Designation of
           year the Board, by resolution adopted by a majority      Members and
           of the then authorized number of directors, shall           Standing
           designate from among the directors the members of         Committees
           the standing committees and from among the members of each such committee a chairman thereof, who shall serve as such, at the pleasure of the Board, so long as they shall continue in office as directors until the next Annual Organization Meeting and thereafter until the appointment of their successors. The
           Board may by similar resolution designate one or more directors as alternate members of such committees who may replace any absent member or members at any meeting of such committees, but no officer director may be designated as an alternate member of the Audit Committee or the Nominating and Compensation Committee. Vacancies in the member-ship or chairmanship of any standing committee may be filled in the same manner as original

               16                                              Bylaws
               ------------------------------------------------------

               designations at any regular or special meeting of the Board, and the chief executive officer may designate from among the remaining members of any standing committee whose chairmanship is vacant a chariman who shall serve until a successor is designated by the Board.

   Notices of  Section 2.3  Meetings of each standing committee shall
     Times of be held upon call of the chief executive officer, or Meetings of upon call of the chairman of such standing committee
     Standing or two members of such standing committee. Meetings Committees of each standing committee may also be held at such and Presiding  other times it may determine.  Meetings of a standing
     Officers committee shall be held at such places and upon such notice as it shall determine or as shall be specified in the calls of such meetings. Any such chairman, if present, or such member or members of each committee as may be designated by the chief executive officer shall preside at meetings thereof or, in the event of the absence or disability of any thereof or failing such designation, the committee shall select from among its members present a presiding officer. Meetings of a standing committee may be attended by directors who are not members of such committee unless the chairman of such committee requests otherwise.

      Quorum Section 2.4 At each meeting of any standing committee there shall be present to constitute a quorum for the transaction of business at least one-third of the

              Bylaws                                           17
              ---------------------------------------------------

              members but in no event less than three members at least one of whom is not an officer director. Any alternate member who is replacing an absent member shall be counted in determining whether a quorum is present. The vote of a majority of the members present at a meeting of any standing committee at the time of the vote, if a quorum is present at such time, shall be the act of such committee.

              Section 2.5  Each of the standing committees shall   Standing
              keep minutes of its meetings which shall be reported Committee to the Board at its regular meetings and, if called Minutes for by the Board, at any special meeting.

              Section 2.6  The Executive and Dividend Policy       Executive and
              Committee shall exercise general supervision of the  Dividend
              dividend and surplus policies and practices of the   Policy
              Company and may, to the extent permitted by law,     Committee
              exercise all powers of the Board during intervals between meetings of the Board.

              Section 2.7  The Investment Committee shall exer-    Investment
              cise general supervision and management of the       Committee
              assets of the Company, including purchases and sales thereof; shall determine the manner of designating depositaries for all monies received by the Company, which shall be deposited in the name of the Company; and shall determine the manner of disposition of funds of the Company so deposited.

                18                                                 Bylaws
                ----------------------------------------------------------


  Nominating    Section 2.8  The Nominating and Compensation Committee
         and    shall exercise general supervision of compensation and
Compensation    personnel administration and the activities carried on
   Committee    by the Company in the interest of the health, welfare and
                and safety of its employees; shall make recommendations to the Board with respect to the filling of vacancies on the Board and the composition of any administration ticket shall nominate persons for election by the Board as President and election or appointment by the Board of all other principal officers and such other officers as the Committee may determine, and shall evaluate the performance and compensation of the principal officers and such other officers as the Committee may determine.

    Audit       Section 2.9  The Audit Committee shall exercise general
Committee       supervision of accounting and auditing controls over cash, securities, receipts, disbursements and other financial transactions, shall make such examinations thereof as it may deem necessary through certified public accountants or otherwise, shall review the financial condition of the Company, the scope and results of the independent audit and any internal audits, shall recommend the selection of independent certified public accountants and in respect to such matters may require such reports from the officer in charge of auditing for the Company as it may deem necessary or desirable. The Audit Committee shall also exercise general supervision of the Company's policies on ethical business conduct and compliance therewith.

Bylaws                                         19
--------------------------------------------------

Section 2.10  The Corporate Social Responsibility          Corporate
Committee shall exercise general supervision of the        Social
Company's charitable contributions, public benefit         Responsibility
programs and other corporate responsibility matters.       Committee

Section 2.11  The Board may by resolution adopted          Special
by a majority of the then authorized number of direc-      Committee
tors designate special committees; each consisting of three or more directors of the Company which com-mittees; except as otherwise prescribed by law; shall have and may exercise the authority of the Board to the extent provided in the resolutions designating such committees. Nothing herein shall be deemed to prevent the chief executive officer from appointing one or more special committees of directors for the pur-pose of advising the chief executive officer; provided;
however, that no such committee shall have or may exercise any authority of the Board.

Article III

Officers

Section 3.1  The Board shall determine who among           Chief
the officer directors; and in what order; shall act as     Executive
chief executive officer.                                   Officer

Subject to the control of the Board and to the extent not otherwise prescribed by these Bylaws; the chief executive officer shall supervise the carrying out of the policies adopted or approved by the Board; shall

                    20                                           Bylaws
                   -----------------------------------------------------

                   exercise a general supervision and superintendence over all the business and affairs of the Company and shall possess such other powers and perform such other duties as may be incident to the office of chief executive officer.

President and      Section 3.2  At the Annual Organization Meeting
Other Officers     each year the Board shall elect from among its members
                   a President who shall hold office until the next
                   Annual Organization Meeting and until the election of a successor. If a vacancy occurs in the office of the President for any reason, such vacancy shall be filled by the Board at a regular or special meeting of the Board.

                   In addition to the President, the Board shall elect or appoint such other officers as may be determined for the conduct of the business of the Company. Officers other than the chief executive officer shall have such powers and perform such duties as may be assigned to them by these Bylaws or by or pursuant to authorization of the Board or the chief executive officer.

                   All officers shall hold office at the pleasure of the Board.

Bylaws                                             21
-----------------------------------------------------

Article IV

Execution of Papers

Section 4.1  Any officer, or any employee designated    Instruments
for the purpose by the chief executive officer, shall have power to execute all instruments in writing nec-essary or desirable for the Company to execute in the transaction and management of its business and affairs (including, without limitation, contracts and agreements, transfers of bonds, stocks, notes and other securities, proxies, powers of attorney, deeds, leases, releases, satisfactions and instruments enti-tled to be recorded in any jurisdiction, but excluding to the extent otherwise provided for in these Bylaws, authorizations for the disposition of the funds of the Company deposited in its name and policies, contracts, agreements, amendments and endorsements of, for or in connection with insurance or annuities) and to affix the corporate seal.

Section 4.2  All funds of the Company deposited in      Distribution of
its name shall be subject to disposition by check or    Funds
other means, in such manner as the Investment
Committee may determine.

Section 4.3  All policies, contracts, agreements,       Policies
amendments and endorsements, executed by the Company as insurer, of, for or in connection with

                      22                                             Bylaws
                      ------------------------------------------------------

                      insurance or annuities shall bear such signature or signatures of such office, or officers as may be designated for the purpose by the Board.

                      Section 4.4  All instruments necessary or desirable
 Facsimile            for the Company to execute in the transaction and
Signatures            management of its business and affairs, including
                      those set forth in Sections 4.2 and 4.3 of these Bylaws, may be executed by use of or bear facsimile signatures as and to the extent authorized by the Board or a committee thereof. If any officer or employee whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer or employee before an instrument in such form is issued, such instrument may be issued with the same effect as if such person had been such officer or employee at the time of its issue.

                      Article V

                      General

 Indemnification      Section 5.1  To the full extent permitted by the laws of
of Directors and      the State of New York, the Company shall indemnify
        Officers      any person made or threatened to be made a party to
                      any action or proceeding, whether civil or criminal, by reason of the fact that such person, or such person's testator or intestate.

Bylaws                                                  23
------------------------------------------------------------

1)    is or was a director or officer of the Company, or

2) serves or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, and also is or was a director or officer of the Company against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with or as a result of such action or proceeding, or any appeal therein.

Article VI

Amendment of Bylaws

Section 6.1  These Bylaws or any of them may be               Amendments
amended, altered or repealed by the Board at any regular or special meeting if written notice setting forth the proposed amendment, alteration or repeal shall have been mailed to all directors at least five days before the meeting provided, however, that Section
5.1 of these Bylaws may not be amended, altered or repealed by the Board so as to affect adversely any then existing rights of any director or officer.

24
------------------------------------------------------


I.....................................................

 ......................................................

of Metropolitan Life Insurance Company, a New York corporation, do hereby certify that the foregoing is a full, true and correct copy of the Charter and Bylaws of said Metropolitan Life Insurance Company, as amended to date.

In Witness Whereof, I have hereunto set my hand and have caused to be affixed the corporate seal of said Metropolitan Life Insurance Company this

 .........day of.......................................

 ......................................................

                           [LOGO] Metropolitan Life
                                  AND AFFILIATED COMPANIES

                      Metropolitan Life Insurance Company
                  One Madison Avenue, New York, NY 10010-3690